                                                                    EXHIBIT 10.3

          -------------------------------------------------------


                               SERVICES AGREEMENT


                                 by and between


        DUKE ENERGY CORPORATION, DUKE ENERGY BUSINESS SERVICES, LLC, PAN
           SERVICE COMPANY, DUKE ENERGY GAS TRANSMISSION CORPORATION

                                       and

                         DUKE ENERGY FIELD SERVICES, LLC


                           Dated as of March 14, 2000



          -------------------------------------------------------

                                TABLE OF CONTENTS


                                    ARTICLE I
                                  THE SERVICES

   SECTION 1.1 THE SERVICES..................................................................1
   SECTION 1.2 MODIFICATION OF SERVICES......................................................2

                                   ARTICLE II
                               COSTS AND EXPENSES

   SECTION 2.1 CHARGES FOR SERVICES..........................................................2
   SECTION 2.2 INVOICES......................................................................3
   SECTION 2.3 AUDIT OF EXPENSES.............................................................3
   SECTION 2.4 ADDITIONAL EQUIPMENT, TECHNOLOGY OR THIRD PARTY SERVICES......................4
   SECTION 2.5 TAXES.........................................................................4

                                   ARTICLE III
                                TERM OF AGREEMENT

   SECTION 3.1 TERM..........................................................................4

                                   ARTICLE IV
                                 INDEMNIFICATION

   SECTION 4.1 INDEMNIFICATION...............................................................4
   SECTION 5.2 SURVIVAL OF INDEMNIFICATION...................................................5

                                    ARTICLE V
                               SCOPE OF AGREEMENT

   SECTION 5.1 RELATIONSHIP OF PARTIES.......................................................5
   SECTION 5.2 ACCESS TO EMPLOYEES...........................................................5
   SECTION 5.3 REASONABLE AVAILABILITY OF PERSONNEL..........................................5
   SECTION 5.4 SCOPE OF DUKE'S AUTHORITY.....................................................6
   SECTION 5.5 INSURANCE.....................................................................6

                                   ARTICLE VI
                            SERVICES REPRESENTATIVES

   SECTION 6.1 SERVICES REPRESENTATIVE.......................................................6

                                   ARTICLE VII
                                 CONFIDENTIALITY

   SECTION 7.1 CONFIDENTIALITY...............................................................7

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

   SECTION 8.1  COUNTERPARTS..................................................................8
   SECTION 8.2  GOVERNING LAW; JURISDICTION AND FORUM; WAIVER OF JURY TRIAL...................8
   SECTION 8.3  ENTIRE AGREEMENT..............................................................8
   SECTION 8.4  NOTICES.......................................................................9
   SECTION 8.5  SUCCESSORS AND ASSIGNS........................................................9
   SECTION 8.6  HEADINGS; DEFINITIONS........................................................10
   SECTION 8.7  AMENDMENTS AND WAIVERS.......................................................10
   SECTION 8.8  SEVERABILITY.................................................................10
   SECTION 8.9  INTERPRETATION...............................................................10
   SECTION 8.10 SPECIFIC PERFORMANCE.........................................................10
   SECTION 8.11 NO THIRD PARTY BENEFICIARIES.................................................10
   SECTION 8.12 FURTHER ASSURANCES...........................................................10

   SECTION 8.13 FORCE MAJEURE................................................................11
   SECTION 8.14 ALTERNATIVE DISPUTE RESOLUTION...............................................11
   SECTION 8.15 CONFLICTS OF INTEREST........................................................13
   SECTION 8.16 CONSTRUCTION.................................................................13


EXHIBIT A - SERVICES REPRESENTATIVES........................................................A-1

EXHIBIT B - THE SERVICES....................................................................B-1

                               SERVICES AGREEMENT


               This SERVICES AGREEMENT (this "Agreement") is made this 14th day of March, 2000, by and between Duke Energy Corporation, Duke Energy Business Services LLC, Pan Service Company and Duke Energy Gas Transmission Corporation (collectively "Duke"), and Duke Energy Field Services, LLC (the "Company") (each, a "Party", and collectively, the "Parties").

                                    RECITALS:

               WHEREAS, the Company, Duke Energy Corporation and Phillips Petroleum Company, a Delaware corporation ("Phillips"), are parties to a Contribution Agreement, dated as of December 16, 1999 (the "Contribution Agreement");

               WHEREAS, in accordance with the Contribution Agreement, Duke Energy Corporation has agreed to cause certain of its midstream natural gas gathering, processing and marketing operations in the United States and Canada to be transferred to the Company;

               WHEREAS, Duke has, or can make available, the personnel, technology, and other resources necessary to provide services to the Company during the term of this Agreement;

               WHEREAS, the Company desires that Duke furnish to the Company and its subsidiaries the services described in Exhibit B to this Agreement, and Duke desires to furnish such services pursuant to the terms hereof; and

               WHEREAS, the Company believes that the provisions of this Agreement as a whole are fair.

               NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    ARTICLE I
                                  THE SERVICES

               Section 1.1   The Services.

               (a) Duke agrees to provide to the Company and its subsidiaries the services described in Exhibit B (the "Services") for the term described in
Section 3.1.

               (b) Duke shall perform the Services for the Company with the same degree of care, skill and prudence customarily exercised by it for its own operations, consistent with industry practices, in compliance with statutory and regulatory requirements, and in the same manner as such services have been provided, or were available, to Duke Energy Field Services, Inc. and its subsidiaries prior to the date of this Agreement.

               (c) If Duke is unable to perform the Services in accordance with
Section 1.1(b), then Duke shall hire the personnel required to provide such Services. Duke is authorized to provide any part of the Services either from its own resources and employees, or, by a subcontractor(s). Subcontractor(s) shall be made subject to no less stringent performance requirements than Duke is required to comply with under this Agreement, including confidentiality and compliance with statutory and regulatory requirements.

               (d) In accordance with the terms and conditions of this Agreement and the Services described in Exhibit B, Duke shall provide records, financial information, or other information that is reasonably requested by the Company to support the Services which may not have been kept or reported in the ordinary course of business by Duke, even if not provided to the Company prior to the date hereof. Notwithstanding the foregoing, in the event that the records, financial information or other information requested by the Company is not contemplated by the Services or the rate sheet, then Duke and the Company will negotiate the terms whereby such information will be provided.

               Section 1.2 Modification of Services. The Company reserves the right to enter into other contracts with third parties in connection with the Services described in this Agreement. If the Company and Duke mutually consent, after a reasonable transition period, the Parties may terminate any Service designated under the "Annual Commitment" subheading of the rate sheet in Exhibit
B. Upon 30 days prior written notice to Duke, the Company may terminate any Service designated under the "Monthly Commitment" subheading of the rate sheet in Exhibit B and the monthly fees (if any) for any such terminated Services shall be prorated through the date of termination. The Company may also request that Duke provide additional services not provided for in Exhibit B or related to the Services described therein, and Duke, in its sole discretion, may elect to provide the additional new services to the Company. In the event that Duke agrees to provide such requested additional new services to the Company, the Parties shall create and mutually agree to an addendum to Exhibit B setting forth the description of the additional new services and other applicable terms thereto, which addendum shall become effective upon signing by the Parties; and thereafter in this Agreement all references to "Services" shall also include any such additional new services.


                                   ARTICLE II
                               COSTS AND EXPENSES

               Section 2.1 Charges for Services. Duke shall charge the Company for the Services provided under this Agreement in accordance with the rate sheet described in Exhibit B. In addition to paying the charges in the rate sheet, the Company shall reimburse Duke for any reasonably expended or incurred out of pocket travel expenditures and, in accordance with Section 2.4, any additional amounts reasonably expended or incurred by Duke to satisfy any obligation under this Agreement. Notwithstanding the foregoing, in no event shall the Company be responsible for directly paying any salaries, wages, benefits, withholding, severance payments or any other compensation or payments with respect to the employees of Duke.

               Section 2.2 Invoices. Duke shall prepare and deliver to the Company a monthly invoice by the twenty-fifth day of the month following the service month that describes the Services provided by Duke and the amount charged to the Company hereunder; provided, however, if any personnel or assets of Duke Power ("Duke Power"), a division of Duke Energy Corporation and a public utility regulated by the North Carolina Utilities Commission ("NCUC"), the South Carolina Public Service Commission ("SCPSC") and the Federal Energy Regulatory Commission ("FERC"), are used in the provision of the Services, Duke shall charge the Company and the Company shall pay Duke in accordance with Duke's North Carolina and FERC Codes of Conduct and any other applicable regulatory rules governing affiliate transactions. Each invoice shall be due and payable within 20 days after receipt by the Company. Duke shall use its reasonable efforts to invoice all Services no later than 60 days after the performance of such Services. The Company shall promptly and diligently pay all amounts due to Duke under this Agreement and any amounts due and owed to Duke which are over 30 days past due during the first two billing periods or 20 days past due after the first two billing periods shall accrue late fees calculated at the average of the Prime Rates as reported in the Wall Street Journal during such past due payment period. In the event of the early termination of any Services hereunder, the Company shall pay Duke for only those Services and costs (or portions hereof) that have been (i) properly performed prior to such termination and (ii) properly committed to in writing by Duke prior to the receipt of such termination notice.

               Section 2.3 Audit of Expenses. Duke shall maintain complete and accurate records of and supporting documentation for all amounts billable to the Company hereunder and shall retain such records for a period of at least two years following the date of the inclusion in any invoice sent to the Company. Duke agrees to provide the Company with documentation and other information with respect to each invoice as may be reasonably requested by the Company to verify that Duke's charges to the Company are accurate, correct and valid in accordance with the provisions of this Agreement. The Company and its representatives shall have access to such records for purposes of verifying all amounts billable to and payments made by the Company hereunder upon reasonable notice during normal business hours during the term of this Agreement and such subsequent period for which Duke is required to maintain such records. If such examination reveals any inaccuracy in any billing made hereunder, the necessary adjustment in such billing and payments shall be made promptly, provided that no adjustment for any billing or payment shall be made after the lapse of two years from the date of invoice hereof unless challenged in writing prior thereto. If any of the Services hereunder are performed using Duke Power employees or assets, then Company agrees to provide Duke with records and other information necessary for an internal or external audit of affiliate transactions. Duke and its representatives shall have access to such records and information during normal business hours during the term of this Agreement and for the same period after termination of this Agreement that Duke is required to retain similar records hereunder.

               Section 2.4 Additional Equipment, Technology or Third Party Services. If additional equipment, software, technology or third party services are employed by Duke to perform the Services and the costs associated with such are (i) not identified in Exhibit B or reflected in the rate sheet and (ii) exceed two-thousand dollars, then the Company shall pay the cost of such additional equipment, software, technology or third party services only if previously approved in writing by the Company. To the greatest extent feasible, charges for equipment, software, technology and third party services will be billed directly to the Company. In the case of any emergency, prior written approval of such expenses shall not be required; provided however, that Duke shall obtain the Company's consent to such emergency services as soon as reasonably practicable.

               Section 2.5 Taxes. The Company shall pay all taxes, fees or similar levies imposed on the Services provided hereunder (other than taxes imposed on Duke's net income, including alternative minimum taxable income, gain, excess profits or franchise taxes imposed on the capital or net income of Duke and other than employment taxes imposed with respect to Duke's employees, except to the extent such taxes are included in the rates designated in Exhibit
B); and, in the event that Duke is required by law to pay any of said taxes, fees or other similar levies, the Company shall reimburse Duke for such payments.

                                   ARTICLE III
                                TERM OF AGREEMENT

               Section 3.1 Term. The term of this Agreement shall begin on the Closing Date of the Contribution Agreement (as such term is defined in the Contribution Agreement) and remain in effect until December 31, 2000. If both Duke and the Company desire to renew this Agreement for an additional 12-month term to begin on January 1 of a particular year, then beginning on August 1 of the existing year, the Parties shall renegotiate the terms and conditions of this Agreement (including without limitation the Services to be provided and their associated expense) which shall be applicable solely for the extended 12-month term.

                                   ARTICLE IV
                                 INDEMNIFICATION

               Section 4.1 Indemnification. DUKE HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS THE COMPANY AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AFFILIATES, AND ALL OF THE COMPANY'S DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES AND AGENTS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL DAMAGES, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), LOSSES, ACTIONS, CLAIMS, SUITS, LIABILITIES AND COSTS INCURRED BY ANY INDEMNIFIED PARTY RESULTING FROM THE GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OF DUKE TO THE EXTENT RELATING TO DUKE'S PERFORMANCE OF (OR FAILURE TO PERFORM) THE SERVICES UNDER THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, THE INDEMNIFICATION OBLIGATION OF DUKE ENERGY GAS TRANSMISSION CORPORATION SHALL BE SEVERAL FROM THE INDEMNIFICATION OBLIGATIONS OF DUKE ENERGY CORPORATION, DUKE ENERGY BUSINESS SERVICES, LLC AND PAN SERVICES COMPANY, WHICH COMPANIES SHALL HAVE JOINT AND SEVERAL INDEMNIFICATION OBLIATIONS HEREUNDER.

               Section 4.2 Survival of Indemnification. Subject to any applicable statutes of limitation, Duke's obligation under Section 4.1 shall survive any termination of the Contribution Agreement, the Governance Agreement by and among Phillips, Duke Energy Corporation and the Company, dated December 16, 1999, those agreements executed at the closing of the transaction contemplated by the Contribution Agreement, and this Agreement, and shall continue thereafter in full force and effect.

      Section 4.3 Limitation of Damages. No Party shall be liable for any special, indirect, incidental, consequential or punitive damages of any character resulting from, arising out of, or in any way incident to any act or omission hereunder, irrespective of whether claims or actions for such damages are based upon contract, warranty, negligence, gross negligence, strict liability or any other remedy at law or equity.



                                    ARTICLE V
                               SCOPE OF AGREEMENT

               Section 5.1 Relationship of Parties. Duke shall act as independent contractor hereunder, and nothing herein shall at any time be construed to create the relationship of employer and employee, partnership, principal and agent, broker or finder or joint venturers as between Duke and the Company.

               Section 5.2 Access to Offices. Employees of the Company shall be freely allowed to enter and leave the buildings and offices of Duke, subject to any guidelines imposed by Duke. Employees of Duke shall be freely allowed to enter and leave the buildings and offices of the Company, subject to any guidelines imposed by the Company.

               Section 5.3 Reasonable Availability of Personnel. The Company acknowledges that Duke's employees are involved in the conduct of business for Duke and may not be required to dedicate the entirety of their business days to the performance of the Services; provided, however, that Duke agrees to use all reasonable efforts to have its employees made available at the reasonable request of the Company throughout the term of this Agreement, and the Parties agree to make all reasonable efforts to cooperate mutually with each other so as to achieve the intents and purposes of this Agreement.

               Section 5.4 Scope of Duke's Authority. Without the prior written consent of the Company, Duke, in performing the Services, shall not borrow or lend money, except for short-term borrowings (such as commercial paper) initiated through Duke's Corporate Cash Management in the ordinary course of business; create any lien or encumbrance; execute, terminate, or amend any contract in the name of or on behalf of the Company or its subsidiaries; purchase or sell any asset of the Company or its subsidiaries; execute any indemnification for the benefit of any party; or take any other action not in the ordinary course of business of Duke or the Company. When performing this Agreement, Duke shall receive the Company's written approval before incurring any third party expense not identified in Exhibit B or reflected in the rate sheet; provided, however, Duke shall not be obligated to obtain the Company's prior written consent for any third party expense which is less than two-thousand dollars ($2000.00).

               Section 5.5 Insurance. During the term of this Agreement, Duke shall be required to maintain the following types of insurance, as appropriate to the Services provided: (a) Workers' Compensation Insurance as required by state or federal law where the work is being performed; (b) General Liability Insurance against claims for bodily injury and/or death of and property damage to third parties; and (c) Business Automobile Liability Insurance against claims of bodily injury, death and property damage to third parties covering all owned, leased, and non-leased, and non-owned and hired vehicles.

               Section 5.6 Compliance with Affiliate Rules. The performance of this Agreement shall be in compliance with all applicable provisions of the various Codes and Standards of Conduct to which Duke Energy Corporation and its affiliates are subject by various energy and utility regulatory commissions, including Duke Energy Corporation's North Carolina Code of Conduct, FERC Code of Conduct with respect to the relationship between power marketing affiliates and the electric utility and FERC Standards of Conduct for relations between interstate pipelines and their marketing affiliates. Any term or condition of this Agreement that is not in compliance with the various Codes and Standards of Conduct noted above shall be renegotiated by the Parties.



                                   ARTICLE VI
                            SERVICES REPRESENTATIVES

               Section 6.1 Services Representative. The Parties shall each appoint one or more representatives (each, a "Representative") to facilitate communications and performance under this Agreement. Each Party may treat an act of the Representative of the other Party as being authorized by such other Party without inquiring behind such act or ascertaining whether such Representative had authority to so act. The initial Representatives are named in Exhibit A hereto. Each Party shall have the right at any time and from time to time to replace its Representative by giving notice in writing to the other Party setting forth the name of (i) the Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the Party giving notice in all matters relating to this Agreement.

                                   ARTICLE VII
                                 CONFIDENTIALITY

               Section 7.1   Confidentiality.

               (a) Each Party shall (and each Party shall ensure that its employees, contractors, subcontractors, agents and affiliates who perform or receive Services under this Agreement shall) treat as strictly confidential (and shall not disclose) all information received or obtained as a result of this Agreement that relates to the other Party or any aspect of its business or operations.

               (b) A Party may disclose information that would otherwise be confidential if and only to the extent: (i) required by applicable law or legal process, provided that the disclosing Party has notified the other Party in writing prior to disclosure; (ii) required by any securities exchange or agency to which the Party is subject, wherever situated, whether or not the requirement has the force of law, provided that the disclosing Party has taken all practicable legal steps to prevent such disclosure and notified the other Party in writing prior to disclosure; (iii) disclosed on a confidential basis to the professional advisers or auditors of the Party or to any actual or potential bankers or financiers of that Party;
(iv) that the information has come into the public domain through no fault of that Party or its employees, affiliates, officers, directors, representatives, agents, or assigns; (v) that the other Party has given prior approval to such disclosure; (vi) necessary to enforce, comply with or perform any of the terms of this Agreement or the other agreements listed in Section 4.2 or the other agreements contemplated hereby or thereby; or (vii) received from a third party, unless, to the knowledge of the Party that would otherwise be subject to this
Section 7.1 or its employees, affiliates, officers, directors, representatives, agents, or assigns, such third party is subject to an independent obligation to keep such information confidential.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

               Section 8.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (including by facsimile) to the other Parties.

               Section 8.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the choice of law principles thereof.

               (b) Each Party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each Party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

               (c) To the extent that any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

               (d) Each Party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each Party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 8.2.

               Section 8.3 Entire Agreement. This Agreement, together with the exhibits hereto, constitutes the entire agreement of the Parties with respect to the services and arrangements described herein, and supercedes all prior contracts or agreements between the Parties solely with respect to the subject matter hereof, whether written or oral. This Agreement is not intended to confer upon any person not a party hereto (or their successors and assigns) any rights or remedies hereunder.

               Section 8.4 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile and shall be directed, if to a Party hereunder, to the address or facsimile number set forth below (or at such other address or facsimile number as such Party shall designate by like notice):

(a)     If to Duke:

                            Duke Energy Corporation
                            422 South Church Street (PB05E)
                            Charlotte, North Carolina 28202-1904
                            Attention: Ellen T. Ruff
                            Fax No.: (704) 382-8137

                            With a copy to:

                            Vinson & Elkins L.L.P.
                            1001 Fannin, Suite 2300
                            Houston, Texas 77002-6760
                            Attention:  Bruce R. Bilger
                            Fax No.: (713) 517-5429

               (b)    If to the Company:

                            Duke Energy Field Services, LLC
                            370 17th Street, Suite 900
                            Denver, Colorado 80202
                            Attention:  Martha B. Wyrsch
                            Fax No.: (303) 605-8902

                            With a copy to:

                            Vinson & Elkins L.L.P.

                            1001 Fannin, Suite 2300
                            Houston, Texas 77002-6760
                            Attention:  Bruce R. Bilger
                            Fax No.: (713) 517-5429

               Section 8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that (a) no Party hereto will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Party hereto, and (b) any assignment of the obligations of either Party hereto shall not relieve that Party of its obligations under any and all of the provisions of this Agreement. Notwithstanding the foregoing, any Party may assign its rights or delegate any or all of its obligations under this Agreement to an affiliate of such Party without the prior written consent of the other Party.

               Section 8.6 Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

               Section 8.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by both Parties, except that the Exhibits hereto may be amended in writing by the Parties to add, delete or modify the Services, change the rates on the rate sheet or replace the Representatives. The Company may, only by an instrument in writing, waive compliance by Duke with any term or provision of this Agreement on the part of Duke. The waiver by either Party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy.

               Section 8.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

               Section 8.9 Interpretation. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, this Agreement shall be construed as if it was drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

               Section 8.10 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any Party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that the Parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity, including temporary restraining orders or temporary or permanent injunctions.

               Section 8.11 No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement shall entitle any person other than Duke or the Company or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

               Section 8.12 Further Assurances. Upon the terms and subject to the conditions hereof, each of the Parties hereto shall use its reasonable best efforts to take, or cause to take, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to make effective the transactions contemplated in this Agreement. Notwithstanding the foregoing, the Company shall be responsible for providing the information to Duke that is necessary for Duke to perform the Services.

               Section 8.13  Force Majeure.

               (a) No failure or omission to carry out or to observe any of the terms, provisions or conditions of this Agreement, except the failure to make payment for sums due hereunder, shall give rise to any claim by a Party against another, or be deemed a breach of this Agreement, if the same shall have been or shall be caused by or arise out of any event of force majeure, which term as used herein shall include (but only to the extent that the affected Party is unable to perform due to causes and events that are beyond the reasonable control of the affected Party), but not be limited to, war, hostilities, acts of the public enemy or of belligerents, sabotage, blockage, revolution, insurrection, riot or disorder, requisitions or rationing, whether imposed by law, decree or regulations or by voluntary cooperation of industry at the insistence or request of any governmental authority or person purporting to act therefor; compliance with allocation programs, voluntary or mandatory, including reduction or cessation of production by reason of imposition by any governmental authority or person purporting to act with government authority, acts of God, fire, frost, earthquake, storm, or lightning, epidemic, quarantine, strikes or combination of workmen lockouts or other labor disturbances, explosion, accidents by fire or otherwise to pipe, storage facilities, installations, machinery, unanticipated plant outages, delays in acquiring or inability to acquire permits or licenses necessary to enable the Parties hereto to perform, lack of adequate fuel, power, raw materials, labor, containers or transportation facilities, delays or shortages caused by breakdowns, failures or unavailability of materials or equipment, breakage, mechanical breakdowns or accident to machinery; delay, breakdown, or destruction of a plant, terminal, or equipment; provided, however, that the Party so affected thereby will exercise reasonable efforts pursuant to prudent industry practice to prevent the occurrence of the force majeure event and to cure the event of force majeure as quickly as possible so that the Party so affected will be able to carry out and observe all of the terms, provisions, and conditions of this Agreement, but such Party shall not be required to settle any labor disputes giving rise to an event of force majeure hereunder.

               (b) If a Party hereunder is prevented from or delayed in performing any of its obligations under this Agreement by a force majeure event, the Party affected shall promptly notify the other in writing of the circumstances constituting the force majeure event, indicating the performance obligations which are thereby delayed or prevented and the length of the resulting delay expected.

               (c) In the event that Duke is excused from supplying a Service in accordance with the terms of this Section, then the Company shall be free to acquire the Services from any substitute source, for such period as the Company deems necessary or expedient, and if so acquired, the Company shall not be obligated to pay Duke for such Services during such period.

               Section 8.14 Alternative Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified below.

               (a) Negotiations Between Executives. The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Either Party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving Party shall submit to the other a written response. The notice and the response shall include a statement of each Party's position and a summary of arguments supporting that position, and the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within 30 days after delivery of the initial notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for non-privileged and/or non-proprietary information made by one Party to the other will be honored. All negotiations pursuant to this clause shall be considered confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

               (b) Rights of Parties. Notwithstanding the foregoing, nothing contained in this Agreement shall limit or restrict in any way the right or power of a Party at any time (1) to commence and prosecute a proceeding for a preliminary or temporary injunction or other temporary order pending mediation or arbitration under this Agreement (i) to restrain a Party from breaching this Agreement or (ii) for specific enforcement of this Section 8.14, or (2) to consult with the other Party in an attempt to negotiate a resolution of the dispute. The Parties agree that any legal remedy available to them with respect to a breach of this Section will not be adequate and that, in addition to all legal remedies, each party is entitled to an order specifically enforcing this
Section 8.14.

               (c) Mediation. If the dispute has not been resolved by negotiation described in Section 8.14(a) within 45 days after the receipt of the initial notice by the other Party, the Parties shall endeavor to settle the dispute by mediation conducted in the English language under the then current Center For Public Resources' CPR Model Mediation Procedure for Business Disputes. The mediation will be conducted at a site agreed upon by the Parties. All mediation costs are to be borne equally by the Parties. Each Party shall be responsible for its own attorney's fees and costs.

               (d) Arbitration. If a dispute or controversy shall arise between the Parties with respect to any matter covered by this Agreement that has not been resolved pursuant to either Section 8.14(a) or (c) above, any Party involved in such controversy shall have the option of submitting the matter to arbitration in the English language pursuant to the guidelines set forth below. Demand and submission to arbitration as provided in this Agreement must, unless otherwise agreed, be made in writing by the requesting Party within the later of
(1) ten (10) days after negotiations and mediation held pursuant to Sections 8.14(a) and (c) above have failed, and such notifying Party intends to submit the matter for arbitration, and (2) 60 days following the effective date of notice of the dispute or controversy. The failure to timely submit the matter to arbitration shall constitute a waiver of the Parties to submit their dispute to arbitration. If submitted to arbitration, the arbitration shall be binding on the Parties and the dispute shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. If a dispute involves an amount in controversy of $100,000 or less, there shall be one arbitrator. If a dispute involves an amount in controversy in excess of $100,000 or a request for preliminary injunction, there shall be three arbitrators. All arbitration proceedings shall be conducted in Houston, Texas.

               Section 8.15 Conflicts of Interest. The Company and Duke understand that conflicts of interest may arise during the course of Duke providing the Services hereunder. The Company and Duke shall in good faith cooperate in establishing reasonable guidelines for the Parties to follow in order to minimize any unavoidable conflicts.

               Section 8.16 Construction. Unless the context requires otherwise:
(a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement; (d) references to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law; (e) references to money refer to legal currency of the United States of America; and (f) the word "including" means "including, without limitation."

               IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered on the date first set forth above.

DUKE ENERGY CORPORATION                DUKE ENERGY BUSINESS SERVICES LLC





By:/s/ SANDRA P. MEYER                 By: /s/ CECIL O. SMITH, JR.
  ----------------------------------      --------------------------------
  Name: Sandra P. Meyer                  Name: Cecil O. Smith, Jr.
  Title: VP & Corporate Controller       Title: President





PAN SERVICE COMPANY                    DUKE ENERGY GAS TRANSMISSION CORPORATION


By: /s/ DOROTHY M. ABLES               By: /s/ DOROTHY M. ABLES
  ---------------------------------      ---------------------------------
  Name: Dorothy M. Ables                 Name: Dorothy M. Ables
  Title: CFO and Treasurer               Title: Vice President, Chief
                                                Financial Officer and
                                                Treasurer





DUKE ENERGY FIELD SERVICES, LLC


By: /s/ DAVID D. FREDERICK
  ---------------------------------
  Name: David D. Frederick
  Title: Sr. Vice President and CFO

                                  EXHIBIT A

                            SERVICES REPRESENTATIVES

        The Parties to this Services Agreement each hereby appoint a Representative (as defined in Article VI thereof) to facilitate communications and performance under this Agreement.

        The initial Representatives of Duke and the Company shall be as follows:

        1. The initial Representative of Duke shall be Sandra P. Meyer, and shall be contacted according to the procedures set forth in Section 8.14 of this Agreement at the following address or at the following facsimile number:

               Duke Energy Corporation
               422 S. Church Street
               Charlotte, North Carolina 28202
               Facsimile:  704-373-4749
               Telephone:  704-382-8899

        2. The initial Representative of the Company shall be David D. Frederick, and shall be contacted according to the procedures set forth in
Section 8.14 of this Agreement at the following address or at the following facsimile number:

               Duke Energy Field Services, LLC
               370 17th Street, Suite 900
               Denver, Colorado 80202
               Facsimile: 303-595-0480
               Telephone: 303-605-1614

                             EXHIBIT B: THE SERVICES

                                    ARTICLE I

                             DESCRIPTION OF SERVICES

        Section 1.1 The Services to be provided to the Company by Duke shall be as described herein:

               (a)     FMIS

                       o Processing transactions and availability of the
                         PeopleSoft tool for AP, AR and GL.
                       o Maintenance of DataMart and access through business
                         objects.

               (b)     Property Tax

                       o Manage all legal compliance functions.
                       o Direct and coordinate Property Tax planning.
                       o Negotiate equitable assessments with state and local
                         taxing officials.
                       o Audit property tax statements and prepare check
                         requisition vouchers.
                       o Represent the Company at local, state and national
                         meetings on property tax.
                       o Provide property tax planning for acquisitions and
                         divestitures.

               (c)     Insurance

                       o Placement and administration of insurance program.
                       o Review of insurance and indemnity language in various
                         contracts.
                       o Claims management and coordination.
                       o Due diligence relative to acquisitions and
                         divestitures.
                       o Placement of special coverage.
                       o General activities.

               (d)     Cash Management

                       o Set cash position
                       o Liquidity management
                       o Execute wire transfers
                       o Maintain bank accounts

               (e)     Shareholder Systems

                       o Shareholder communications
                       o Maintenance of shareholder records and stock transfers

               (f)     HRMS

                       o Payroll processing
                       o Timesheet reporting
                       o Maintenance of HRMS system
                       o Tax Reporting

               (g)     Records Management

                       o Provide storage and retrieval of past records in Salt
                         Mines.
                       o Imaging of current agreements and contracts.

               (h)     Facilities

                       o Mail service (twice daily pick ups) to 5718 Westheimer
                         location.
                       o Mail service to Denver.
                       o Monitor security access control system at 5718
                         Westheimer location
                       o Create/activate/deactivate badges.
                       o Monitor building space under lease at 5718 Westheimer
                         and oversee lease negotiations
                       o Use of Houston fitness center
                       o Use of Houston health center

               (i)     Finance
                       For routine consultations related to capital market transactions including:

                       o Negotiation of Investment Banking representation
                       o Review of alternative financing options
                       o Providing support with rating agency issues

               (j)     Governmental Affairs (Washington, D.C.)

                       o General support with national legislative and
                         regulatory matters
                       o Assistance with FERC filings
                       o Representation in matters that involve midstream gas
                         business

               (k)     Audit

                       o Assist management and Audit Committee with Risk
                         Assessment.
                       o Develop Audit Plan for Audit Committee approval.
                       o Projects include the following: financial, operational,
                         information technology, contract, joint venture and special requests.


               (l)     FMIS Special Services

                       o Enhancement of PeopleSoft system by accounting
                       o New modules, new reports and system process changes

               (m)     Corporate Tax Planning

                       o Review tax consequences of acquisitions and
                         dispositions.
                       o Tax planning

               (n)     Media Relations

                       o Review and distribution of all corporate/business unit
                         news releases.
                       o Media placements.
                       o Media relations for IPO and trade show support
                       o Crisis response
                       o Emergency preparedness.

               (o)     HR/Benefits Consulting Charlotte

                       o Executive development/training and succession planning
                       o Administration of compensation programs
                       o EEOC/Diversity issues
                       o Support for recruiting and hiring
                       o Benefit Plan Design
                       o Benefit Plan Compliance
                       o Benefit Plan Communication
                       o Assess implications of acquisitions and divestitures
                       o HRMS special requests to support mass changes and
                         special Business Objects reports

               (p)     Design Graphics

                       o Graphic design, web design, trade show graphics and
                         support.
                       o Advertising.
                       o Computer graphics and presentations.

               (q)     Printing

                       o Stationary printing
                       o Copying services

               (r)     Legal

                       o General legal services, including without limitation,
                         labor and employment, environmental, litigation, finance and securities.

               (s)     Corporate Security

                       o Conduct investigations, including Ethics Line
                         investigations.
                       o Security assessments.
                       o High profile traveler briefings.
                       o Workplace violence or potential workplace threats and
                         coordination of security services during emergency situations.
                       o Due diligence investigations.
                       o Liaison with law enforcement agencies.
                       o Security training and consulting.

               (t)     Reservoir/Reserves

                       o Attend meetings with producers to acquire information
                         and perform hydrocarbon appraisals, risk assessments, economic evaluations and financial valuations as required.
                       o Using data and/or statistical aggregation to evaluate
                         reserve potential and determine production schedules to support capital contributions for pipeline connections, system expansions and/or modifications.
                       o Perform limited connected supply studies as requested
                         to forecast gathering/processing volumes as a basis for revenue forecasts.
                       o Provide preliminary and due diligence hydrocarbon
                         appraisals, risk assessments, and financial valuations in support of acquisitions
                       o Provide expertise and testimony in support of
                         Regulatory/Legal matters
                       o Prepare and file nominations on Company prorated
                         fields.
                       o Perform data maintenance and maintain files of data
                         received on behalf of Company.
                       o Compile data and issue reports such as Monthly New
                         Volume Attachment Reports and Monthly Production
                         Reports
                       o Research, compile and report on industry new well
                         drilling and permit activity
                       o Prepare and file underground storage reports with
                         regulatory agencies

               (u)    HR Houston

                       o Labor negotiations.
                       o Compensation data.
                       o EEO/Diversity issues.
                       o Recruiting and hiring support.
                       o Special requests to develop/run reports from HRMS for
                         field personnel

               (v)    Information Services - Corporate

                       o Applications-related products
                       o Operations-related products
                       o Server services
                       o Telecommunications Services
                       o Workstation Services

               (w)     Information Services - Houston

                       o Server Services
                       o Support Services

               (x)     Employee Service Center

                       o Respond to employee benefit questions
                       o Process benefit elections and changes

               (y)     SEC Compliance

                       o Filing fees for periodic filings (including EDGAR)
                       o Printing fees associated with periodic SEC filings

               (z)     Maintenance of books and records

                       o Maintenance of legal and regulatory books and records
                       o Payments to governmental agencies and service agents
                         for corporate governance

               (aa)    Employee Benefits Plans

                       o As elected by the Company

               (bb)    Executive Benefits

                       o For Company executives

                                   ARTICLE II

                                   RATE SHEET

        See attachment